Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Chemical Financial Corporation Stock Option Plan for Option Holders of Caledonia Financial Corporation of our report dated January 21, 2003, with respect to the consolidated financial statements of Chemical Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Ernst & Young LLP

December 1, 2003
Detroit, Michigan